Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

OF SURRENDER OF

AMERICAN TOWER CORPORATION

2.25% CONVERTIBLE NOTES DUE 2009

(CUSIP Numbers: 029912 AD 4 and 029912 AC 6)

Pursuant to the Initial Repurchase Notice

Dated September 22, 2003, as Amended October 10, 2003

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 22, 2003, AND WILL

NOT BE EXTENDED, EXCEPT AS REQUIRED BY APPLICABLE LAW.

This offer will expire at 5:00 p.m., New York City time, on October 22, 2003 (the “Repurchase Date”). Registered holders of Securities must surrender their Securities for repurchase on or prior to 5:00 p.m., New York City time, on October 22, 2003, unless the Offer is required to be extended by applicable law, in order to receive the Repurchase Price.

This Notice of Guaranteed Delivery should be delivered to the Paying Agent:

The Bank of New York

Corporate Trust Operations

Reorganization Unit

101 Barclay Street, 7 East

New York, New York 10286

Attention: Mr. William Buckley

Tel: (212) 815-5788

Fax: (212) 298-1915

Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile, other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the Repurchase Notice is required to be guaranteed under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Repurchase Notice.

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Issuer Repurchase Notice, dated September 22, 2003, as amended October 10, 2003, and the accompanying Repurchase Notice, of American Tower Corporation (the “Company”), relating to the repurchase by the Company, at the option of the holder thereof, of the Company’s 2.25% Convertible Notes due 2009 (the “Securities”) for $802.93 per $1,000 principal amount at maturity, plus accrued and unpaid interest, if any, subject to the terms and conditions of the Indenture and the Offer.

As set forth in the Issuer Repurchase Notice, this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by a holder of the Securities if the holder elects to have the Company repurchase such Securities and (1) certificates representing such Securities are not immediately available, (2) time will not permit your Repurchase Notice, certificates representing such Securities and all other required documents to reach the Paying Agent prior to the Repurchase Date, or (3) the procedures for delivery by book-entry transfer (including delivery of an agent’s message) cannot be completed prior to the Repurchase Date.

Ladies and Gentlemen:

By execution hereof, the undersigned acknowledges receipt of the Issuer Repurchase Notice. Subject to the terms and conditions of the Issuer Repurchase Notice, the undersigned hereby represents that he or she is the holder of the Securities being surrendered (or caused to be surrendered) for repurchase hereby and is entitled to surrender (or cause to surrender) for repurchase such Securities as contemplated by the Issuer Repurchase Notice and, pursuant to the guaranteed delivery procedures described under the caption “Procedures to be Followed by Holders Electing to Surrender Securities for Repurchase—Notice of Guaranteed Delivery” in the Issuer Repurchase Notice, hereby surrenders (or causes to surrender) for repurchase by the Company the aggregate principal amount of Securities indicated below.

The undersigned understands that Securities surrendered for repurchase may be withdrawn by written notice of withdrawal received by the Paying Agent at any time prior to the Repurchase Date.

The undersigned understands that payment for the Securities repurchased will be made only after valid receipt by the Paying Agent of (1) such Securities (or a book-entry confirmation of the surrender of such Securities into the Paying Agent’s account at DTC) and (2) a Repurchase Notice (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Repurchase Notice or a properly transmitted agent’s message within three business days after the date of execution of this Notice of Guaranteed Delivery. The term “agent’s message” means a message, transmitted to the DTC and received by the Paying Agent and forming a part of a book-entry transfer, that states that the DTC has received an express acknowledgement that the undersigned agrees to be bound by the Repurchase Notice and that the Company may enforce the Repurchase Notice against the undersigned. The undersigned agrees that Securities surrendered for repurchase will be accepted only in principal amounts at maturity equal to $1,000 or integral multiples thereof.

All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

This Notice of Guaranteed Delivery must be signed by the holder(s) of the Securities exactly as their name(s) appear(s) on certificate(s) representing such Securities. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and submit evidence to the Company of such person’s authority to so act.

*   *   *

PLEASE COMPLETE AND SIGN

DESCRIPTION OF SECURITIES BEING SURRENDERED FOR REPURCHASE

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Securities)(1)	Securities Surrendered for Repurchase (Attach additional signed list, if necessary)

	Security Certificate Number(s) (2)	Principal Amount Represented by Securities	Principal Amount Surrendered for Repurchase(2)(3)

Total Amount Surrendered for Repurchase

(1)    Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Paying Agent’s record of registered holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address (es) appear(s) on the security position listing of DTC.

(2)    Need not be completed if Securities are being surrendered for repurchase by book-entry transfer.

(3)    If you desire to surrender for repurchase less than the entire principal amount evidenced by the Securities listed above, please indicate in this column the portion of the principal amount of such Securities that you wish to surrender for repurchase, otherwise, the entire principal amount evidenced by such Securities will be deemed to have been surrendered for repurchase.

HOLDERS SIGN HERE

(To Be Completed by All Registered Holders of Securities Being Surrendered for Repurchased)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Securities or on a security position listing or by person(s) authorized to become registered Holder(s) of the Securities by documents transmitted with this Notice of Guaranteed Delivery. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Holder(s) or Authorized Signatory)

Name of Registered Holder(s):

Address(es):

(Include Zip Code)

Area Code(s) and Telephone Number(s):

☐	Check this box if Securities will be delivered by book-entry transfer and provide the following information:

Transaction Code Number:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone Number:                                                                             Facsimile:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another “Eligible Guarantor Institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Repurchase Notice (or a manually signed facsimile thereof), together with the Securities surrendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Securities into the Paying Agent’s account at the DTC, pursuant to the procedures for book-entry transfer set forth under the caption “Procedures to be Followed by Holders Electing to Surrender Securities for Repurchase—Notice of Guaranteed Delivery” in the Issuer Repurchase Notice and Repurchase Notice), and all other required documents will be delivered by the undersigned to the Paying Agent.

The institution which completes this form must deliver to the Paying Agent this Notice of Guaranteed Delivery, the Repurchase Notice (or a manually signed facsimile thereof) and certificates for Securities within the time periods specified herein. The undersigned acknowledges that failure to do so could result in financial loss to such institution.

Name of Firm:

Authorized Signature:

Name:

(Please Print or Type)

Title:

Address:

Postal/Zip Code:

Area Code and Telephone Number:

Dated:                                 , 2003

NOTE:	DO NOT SEND CERTIFICATES FOR SECURITIES WITH THIS FORM—THEY SHOULD BE SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED REPURCHASE NOTICE.